UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

RTW RETAILWINDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On April 10, 2020, Miki Racine Berardelli, Brenda Freeman, and Christy Haubegger, members of RTW Retailwinds, Inc.’s (the “Company”) board of directors (the “board”), notified the Company that they resigned from the board for personal reasons, effectively immediately. Their decisions to resign were not due to any disagreement with the Company on any of the Company’s operations, policies or practices. The Company thanks Ms. Berardelli, Ms. Freeman, and Ms. Haubegger for the many contributions that they have made to the Company.

On April 15, 2020, John D. Howard, member of the Company’s board, notified the Company that he resigned from the board for personal reasons, effectively immediately. His decision to resign was not due to any disagreement with the Company on any of the Company’s operations, policies or practices. The Company thanks Mr. Howard for the many contributions that he has made to the Company.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Second Amended and Restated Bylaws, the number of directors constituting the Company’s board shall be fixed at four directors effective April 17, 2020.

In addition, the Company announced that Traci Inglis resigned from her position as President, Chief Marketing and Customer Officer of RTW Retailwinds, Inc. effective April 10, 2020. Ms. Inglis has agreed to serve as an independent consultant to the Company providing marketing and digital expertise for a transitional period through August 31, 2020.

(c)       Effective April 17, 2020, Sheamus Toal was appointed to the role of Chief Executive Officer and will continue to serve as Chief Financial Officer. In connection with Mr. Toal’s appointment to Chief Executive Officer, the Company entered into a Retention Agreement (the “Agreement”) with Mr. Toal. Pursuant to the Agreement, in order to provide additional incentive for Mr. Toal to remain in the employ of the Company through December 31, 2020, the Company has agreed to pay Mr. Toal a retention bonus of $600,000 upon execution of the Agreement. If Mr. Toal voluntarily resigns or is terminated for cause (as defined in the Retention Agreement) prior to December 31, 2020, Mr. Toal will be required to repay to the Company the $600,000 retention bonus. In consideration of the Company’s obligations under the Agreement and other compensation payable to Mr. Toal during the term of Mr. Toal’s employment with the Company, Mr. Toal has agreed that he will continue to diligently perform his duties for the Company through December 31, 2020 or later.

The foregoing summary of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

Given the global impact of COVID-19 and the current retail environment, the Company is taking the necessary actions to protect its customers and employees, and preserve its financial liquidity and flexibility. The Company has engaged outside consultancy to assist with these measures and is in the process of evaluating strategic business alternatives.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
10.1	Retention Agreement, dated as of April 10, 2020, by and between RTW Retailwinds, Inc. and Sheamus Toal

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: April 16, 2020	Name:	Sheamus Toal
	Title:	Executive Vice President, Chief Operating Officer and
Chief Financial Officer

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